Exhibit 3.5

STATE OF Ncv.p.c.,01 c_ tlis -49c SECRSTARY OF STATE CER1rTFICATE DP REINSTATEMENT t. DEAN 111ELLER. trt.9 duly eiected SEINEltaly c f State t i it Stale of Nevada, riCi hereby 7,iat CHINA WORLD 7RAPE CORPORATION a corporativen formed under thil.! laws at the StaLte of Nevada l:av;og ,:!$:d all fitiikg wtd egErt51%. in eccotttance with the provisions of Tide 7 of the Nevada Revised Statutes 05 arre,4-kieci. for the years and in rare SMCXJrits as follows. Cr -2002 Li5.:4tOtrrm parkiky S1 5.f X_,r2.-2M13 !iFtof $111.1:k Reins-ate/rev mrauc ecia) $iraoo ant otherwise compiled kivirl [he promsiona of said section, the to' d cefpo rvtoon has been 1.1c1 that by virtue of mjch reinstatnnei; it iv authorized to transact its business in the _sane mannef as if 6-do aforese.id tiling Neer licenses, pet' Lies and costs liar! btFerl tumid wihEill due. 'N NITMESS 1/0-ri-AEOk, I More hereunto set. my Nod ninti el-Pzed the Great SAW Surto. Et ochre in CErtian City, Pinwerda, or September 6, 2002, L-11: DEAN 4ELLER SeomEary of Siam eertinautign Cfork